Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-121642, 333-130787, 333-152187, and 333-182221 on Forms S-8 and Registration No. 333-182413 on Form S-3 of our reports dated February 20, 2014, relating to the financial statements of Bill Barrett Corporation, and the effectiveness of Bill Barrett Corporation’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Bill Barrett Corporation for the year ended December 31, 2013.
/s/ Deloitte & Touche LLP
Denver, Colorado
February 20, 2014